Exhibit 10.2

CERTIFICATE OF MERGER

MERGING

500 UNION CORPORATION

WITH AND INTO

RAAI LIGHTING, INC

Pursuant to Title 8, Section 251 of the Delaware General Corporation Law (“DGCL”), the undersigned corporation hereby certifies to the following facts relating to the merger of 500 Union Corporation, a Delaware corporation, with and into RAAI Lighting, Inc, a Delaware corporation:

FIRST: The name of state of incorporation of each of the constituent corporations of the merger are 500 Union Corporation, a Delaware corporation and RAAI Lighting, Inc, a Delaware corporation.

SECOND: An Agreement and Plan of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the DGCL.

THIRD: The name of the surviving corporation is RAAI Lighting, Inc

FOURTH: The Certificate of Incorporation of RAAI Lighting, Inc shall be the Certificate of Incorporation of the surviving corporation.

FIFTH: The merger shall be effective the filing date of this Certificate of Merger.

SIXTH: An executed copy of the Agreement and Plan of Merger is on file at the place of business of the surviving corporation, the address of which is 500 Union Street, Suite 810, Seattle, WA 98101.

SEVENTH:A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation upon request, without cost, to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, the surviving corporation has caused this certificate to be signed by an authorized officer as of April 10, 2018.

RAAI Lighting, Inc

By: /s/ Ronald P. Erickson

Name: Ronald P. Erickson

Title: Chief Executive Officer